EXHIBIT 26(n)
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 26, 2021, with respect to the financial statements of the sub-accounts that comprise Minnesota Life Individual Variable Universal Life Account of Minnesota Life Insurance Company, incorporated herein by reference and to the reference to our firm under the heading “Financial Statements” in the Registration Statement.
/s/ KPMG LLP
Minneapolis, Minnesota
December 14, 2021

EXHIBIT 26(n)
Consent of Independent Auditors
We consent to the use of our report dated April 1, 2021, with respect to the financial statements and supplementary schedules of Minnesota Life Insurance Company (the Company), incorporated herein by reference and to the reference to our firm under the heading “Financial Statements” in the Registration Statement.
Our report relating to the Company’s financial statements, dated April 1, 2021, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the Minnesota Department of Commerce (statutory accounting practices), which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with statutory accounting practices.
/s/ KPMG LLP
Minneapolis, Minnesota
December 14, 2021